Exhibit 99.1

GOLUB CAPITAL BDC, INC. ANNOUNCES
EXPIRATION OF TRANSFERABLE RIGHTS OFFERING

NEW YORK, NY, May 7, 2020— Golub Capital BDC, Inc. (NASDAQ: GBDC) (“we,” “us,” “our,” “GBDC” or the “Company”) announced the expiration of its transferable rights offering, which entitled holders of rights to purchase one share of common stock for every right held at a subscription price of $9.17 per share. The rights offering expired on May 6, 2020 at 5:00 p.m., New York City time. Wells Fargo Securities, LLC acted as lead dealer manager for the offering. J.P. Morgan and Morgan Stanley & Co. LLC acted as co-dealer managers for the offering.

“We are pleased the rights offering was over-subscribed and thank our shareholders for their continued strong support. We believe this new capital is a strategic resource that will create opportunities for GBDC,” said David B. Golub, Chief Executive Officer of the Company.

Preliminary results indicate that the rights offering was meaningfully over-subscribed.  The Company received subscriptions for over 55 million shares accompanied by estimated payments and additional subscriptions for over 10 million shares by notice of guaranteed delivery.  The Company cannot assure you that it will receive payments for the more than 10 million shares subscribed for by notice of guaranteed delivery on or before 5:00 pm New York City time on May 8, 2020 and, as a result, the number of shares subscribed for could be less. The exact number of shares of common stock subscribed for will be determined on or around May 15, 2020 but in no event will the Company issue more than 33,451,902 shares pursuant to the subscriptions as set forth in the prospectus.  Proration of any available over-subscription shares will be made in accordance with the procedures described in the prospectus for the rights offering and confirmations of shares purchased will be mailed to participants on or before May 21, 2020. Any excess payment to be refunded to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable after the confirmations are sent to the participants. No interest will be paid on any amounts refunded.

The subscription agent will send participants in the rights offering a confirmation showing the number of shares purchased pursuant to the basic subscription, the number of shares, if any, acquired pursuant to the over-subscription privilege, the per share and total purchase price for such shares, and any additional amount payable to the Company by the participating rights holder or any excess refunded by the Company to the participating rights holder, in each case based on the subscription price.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC Inc. invests primarily in one-stop and other senior secured loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC, Inc.’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and credit asset manager, with over $30 billion of capital under management. Golub Capital specializes in delivering reliable, creative and compelling financing solutions to middle market companies backed by private equity sponsors. The firm’s credit expertise also forms the foundation of its Late Stage Lending business and its Broadly Syndicated Loan investment program. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from its private equity sponsor clients and investors. Founded over 25 years ago, Golub Capital today has over 500 employees and lending offices in Chicago, New York, San Francisco and London.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT

Ross Teune

312-284-0111
rteune@golubcapital.com